Exhibit 99.1

Crinetics Pharmaceuticals Appoints Dana Pizzuti, M.D. as
Chief Development Officer

SAN DIEGO, October 3, 2022 -- Crinetics Pharmaceuticals, Inc. (Nasdaq: CRNX) today announced the appointment of Dana Pizzuti, M.D., as chief development officer. Dr. Pizzuti is a board-certified physician with more than 30 years of pharmaceutical industry experience in clinical development, pharmacovigilance, and medical and regulatory affairs.

“Dr. Pizzuti’s expertise in working with global regulators to safely and effectively progress multiple programs through development and ultimately commercialization will serve us well as our extensive pipeline of internally discovered drug candidates advances,” said Scott Struthers, Ph.D., founder and chief executive officer of Crinetics. “Looking forward to 2023, Dr. Pizzuti’s wealth of experience will be especially valuable as we plan for topline data from our Phase 3 studies for paltusotine in acromegaly and we prepare marketing authorization applications.”

Dr. Pizzuti added, “Crinetics has constructed an impressive multi-asset pipeline, and it is an honor to be joining a company with such a robust discovery engine. With three oral small molecule drug candidates with clinical proof-of-concept, and a fourth program in first-in-human enabling studies, the company is well positioned to improve the therapeutic paradigm for a variety of endocrine disorders. I am eager to begin working with my new colleagues to advance these programs and address the needs of patients worldwide.”

Before joining Crinetics, Dr. Pizzuti served as senior vice president, development operations and chief medical officer at Ascendis Pharma, where she rebuilt the U.S. regulatory affairs unit into a streamlined global organization. At Ascendis, she led the company’s successful U.S. and European marketing applications for lonapegsomatropin, a combination drug-device product for children one year and older with growth hormone deficiency. Earlier in her career, Dr. Pizzuti established the regulatory affairs function at Rigel Pharmaceuticals, where she directed the team responsible for the company’s first new drug application approval. She also previously led the global regulatory affairs unit at Gilead Sciences, managing over 500 people across 33 countries, leading to marketing authorizations for 15 new drugs in global markets. Dr. Pizzuti earned her Bachelor of Science (cum laude) in biology from Yale University, and she received her M.D. from the NYU School of Medicine. She completed her medical internship and residency at NYU-Bellevue Hospital Center in New York City and fellowship in infectious disease at Albert Einstein-Montefiore Medical Center.

On October 10, 2022, Crinetics will grant Dr. Pizzuti a stock option to purchase 230,000 shares of Crinetics common stock under the Crinetics 2021 Employment Inducement Incentive Award Plan (the “2021 Inducement Plan”), 25% of which will vest on September 30, 2023, and the remainder will vest in 36 equal monthly installments thereafter. The stock option will have an exercise price equal to the closing price of Crinetics’ common stock on the Nasdaq Global Select Market on October 10, 2022. Crinetics will also grant Dr. Pizzuti 12,500 restricted stock units under the 2021 Inducement Plan, all of which will vest on March 30, 2023. The equity awards will be subject to the terms and conditions of the 2021 Inducement Plan and the terms and conditions of a stock option agreement and a restricted stock unit agreement, as applicable, covering the respective grant. The equity awards will be granted as an inducement material to Dr. Pizzuti entering into employment with Crinetics in accordance with Nasdaq Listing Rule 5635(c)(4).

About Crinetics Pharmaceuticals

Crinetics Pharmaceuticals is a clinical stage pharmaceutical company focused on the discovery, development, and commercialization of novel therapeutics for rare endocrine diseases and endocrine-related tumors. Paltusotine, an investigational somatostatin receptor type 2 (SST2) agonist, is in Phase 3 clinical development for acromegaly and Phase 2 clinical development for carcinoid syndrome associated with neuroendocrine tumors. Crinetics has demonstrated pharmacologic proof-of-concept in Phase 1 clinical studies for CRN04777, an investigational, oral somatostatin receptor type 5 (SST5) agonist for congenital hyperinsulinism, and for CRN04894, an investigational, oral ACTH antagonist for the treatment of Cushing’s disease, congenital adrenal hyperplasia, and other diseases of excess ACTH. All of the company’s drug candidates are orally delivered, small molecule new chemical entities resulting from in-house drug discovery efforts.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding the plans and timelines for the clinical development of paltusotine, CRN04777 and CRN04894, including the therapeutic potential and clinical benefits thereof; the expected timing of topline data from the ongoing Phase 3 clinical trials of paltusotine in acromegaly, the preparation of marketing authorization applications and of the development of paltusotine for carcinoid syndrome. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including, without limitation, topline data that we report may change following a more comprehensive review of the data related to the clinical trials and such data may not accurately reflect the complete results of a clinical trial, and the FDA and other regulatory authorities may not agree with our interpretation of such results; we may not be able to obtain, maintain and enforce our patents and other intellectual property rights, and it may be prohibitively difficult or costly to protect such rights; the COVID-19 pandemic may disrupt Crinetics’ business and that of the third parties on which it depends, including delaying or otherwise disrupting its clinical trials and preclinical studies, manufacturing and supply chain, or impairing employee productivity; unexpected adverse side effects or inadequate efficacy of the company’s product candidates that may limit their development, regulatory approval and/or commercialization; the company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the success of Crinetics’ clinical trials and nonclinical studies; regulatory developments in the United States and foreign countries; clinical trials and preclinical studies may not proceed at the time or in the manner expected, or at all; the timing and outcome of research, development and regulatory review is uncertain, and Crinetics’ drug candidates may not advance in development or be approved for marketing; Crinetics may use its capital resources sooner than expected; any future impacts to our business resulting from the conflict between Russia and Ukraine or other geopolitical developments outside our control; and the other risks and uncertainties described in the company’s periodic filings with the SEC. The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Additional information on risks facing Crinetics can be found under the heading “Risk Factors” in Crinetics’ periodic reports, including its annual report on Form 10-K for the year ended December 31, 2021. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by applicable law, Crinetics does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contacts:

Chas Schultz

VP, IR & Corporate Communications

cschultz@crinetics.com

(858) 450-6464

Investors / Media:

Corey Davis

LifeSci Advisors, LLC

cdavis@lifesciadvisors.com

(212) 915-2577

Aline Sherwood

Scienta Communications

asherwood@scientapr.com

(312) 238-8957